Exhibit 99.1

FOR IMMEDIATE RELEASE

SYNAGEVA BIOPHARMA AND TRIMERIS ANNOUNCE MERGER AGREEMENT

-Synageva BioPharma will emerge from transaction as new public company with additional cash reserves and access to Fuzeon® royalty stream-

-Supports focus on rapid clinical development of SBC-102 for Lysosomal Acid Lipase (“LAL”) Deficiency

and advancement of rare disease pipeline-

LEXINGTON, Mass. and DURHAM, N.C., June 13, 2011 – Synageva BioPharma Corp., a privately held biopharmaceutical company developing therapeutic products for rare disorders (“Synageva”), and Trimeris, Inc. (NASDAQ: TRMS) (“Trimeris”), announced today that they have entered into a definitive agreement under which Synageva will merge with Trimeris in an all-stock transaction. Upon closing, the combined company will be named Synageva BioPharma Corp., and will operate under the leadership of the Synageva management team with Sanj K. Patel serving as the President and Chief Executive Officer. In addition, the company’s board of directors will have representatives from both the existing Synageva and Trimeris boards.

The merger will create a publicly-traded company focused on the development of novel therapeutics for patients with rare diseases and unmet medical need.

“The strategic combination of our two companies will allow Synageva to continue to aggressively advance our lead clinical program, SBC-102, an enzyme replacement therapy for LAL Deficiency,” said Sanj K. Patel, President and Chief Executive Officer of Synageva BioPharma. “Since launching Synageva in 2008, we have made tremendous progress in building a promising pipeline of product candidates targeted at rare and devastating diseases. This transaction gives us access to significant financial resources while maintaining our focus on the goal of bringing our clinical development programs to commercialization as soon as possible.”

Martin Mattingly, Chief Executive Officer of Trimeris, Inc. added, “We believe this newly combined company will have dramatic upside. The rare disease space offers very attractive opportunities for success due to the absence of effective therapies, the relatively small clinical trials, and the faster path to commercialization. We found the Synageva opportunity to be particularly compelling. The combined company will have a clinical stage asset with ownership of worldwide commercial rights, a portfolio of additional rare disease programs, substantial financial resources and a strong management team with prior experience in successfully bringing rare disease products to market.”

SBC-102 is a recombinant human lysosomal acid lipase with the same amino acid sequence as the human lysosomal acid lipase enzyme. This enzyme is responsible for the breakdown of cholesteryl esters and triglycerides. Late onset LAL Deficiency, sometimes called Cholesteryl Ester Storage Disease (CESD), affects both children and adults. In these patients, the buildup of fatty material in the liver, spleen and blood vessel walls leads to complications resulting in significant morbidity and mortality. Early onset LAL Deficiency, sometimes called Wolman Disease, affects infants in the first year of life and is rapidly fatal. Synageva has received orphan drug designations for SBC-102 in both the US and EU.

The merger will take the form of a stock-for-stock merger intended to qualify as a tax-free reorganization. Under the terms of the agreement, which has been approved by the Boards of Directors of both Synageva and Trimeris, upon completion of the merger, Trimeris will issue to Synageva stockholders shares of Trimeris common stock such that Synageva stockholders will own approximately 75% of the combined company’s shares outstanding, and Trimeris stockholders will own approximately 25%. Options and warrants of both Synageva and Trimeris will be assumed by the combined company and become options and warrants to acquire stock of the combined company.

The closing is subject to the satisfaction of certain conditions, including Trimeris stockholder approval and receipt of all necessary regulatory approvals.

MTS Securities, LLC, an affiliate of MTS Health Partners, L.P., is acting as exclusive financial advisor and Paul, Hastings, Janofsky & Walker LLP is acting as legal counsel for the Special Committee of the Board of Directors of Trimeris. Ropes & Gray, LLP is acting as legal counsel for Synageva.

About Synageva BioPharma Corp.

Synageva BioPharma Corp. is dedicated to discovering, developing and delivering medicines for patients with rare diseases and unmet medical need. The Company has developed a pipeline of novel therapeutic products for under-served populations and has assembled a team with a proven record of bringing orphan therapies to patients. Further information regarding Synageva BioPharma Corp. is available at http://www.synageva.com.

About Trimeris, Inc.

Trimeris, Inc. (NASDAQ: TRMS) pioneered the development of a class of antiviral drug treatments called fusion inhibitors. The Company’s currently marketed product is FUZEON, an anti-HIV fusion inhibitor which was developed by the Company in collaboration with Roche. Substantially all of Trimeris’ revenues are derived from the Company’s collaboration with Roche relating to FUZEON. For more information about Trimeris, please visit the Company’s website at http://www.trimeris.com.

Important Additional Information Will Be Filed with the SEC

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities of Trimeris or Synageva or the solicitation of any vote or approval. In connection with the proposed transaction, Trimeris will file with the SEC a Registration Statement on Form S-4 containing a joint proxy statement/prospectus. The joint proxy statement/prospectus will contain important information about Trimeris, Synageva, the transaction and related matters. Trimeris and Synageva will mail or otherwise deliver the joint proxy statement/prospectus to their respective stockholders when it becomes available. Investors and security holders of Trimeris and Synageva are urged to read carefully the joint proxy statement/prospectus relating to the merger (including any amendments or supplements thereto) in its entirety when it is available, because it will contain important information about the proposed transaction.

Investors and security holders of Trimeris will be able to obtain free copies of the joint proxy statement/prospectus for the proposed merger (when it is available) and other documents filed with the SEC by Trimeris through the website maintained by the SEC at www.sec.gov. In addition, investors and security holders of Trimeris will be able to obtain free copies of the joint proxy statement/prospectus for the proposed merger (when it is available) by contacting Trimeris, Inc., Attn: James Thomas, Chief Financial Officer. Investors and security holders of Synageva will be able to obtain free copies of the joint proxy statement/prospectus for the merger by contacting Synageva BioPharma Corp., Attn: Secretary, 128 Spring Street, Suite 520, Lexington, MA 02421.

Trimeris and Synageva, and their respective directors and certain of their executive officers, may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the agreement between Trimeris and Synageva. Information regarding Trimeris’ directors and executive officers is contained in Trimeris’ Annual Report on Form 10-K for the fiscal year ended December 31, 2010, which was filed with the SEC on March 14, 2011, and in its proxy statement prepared in connection with its 2010 Annual Meeting of Stockholders, which was filed with the SEC on March 16, 2010. Information regarding Synageva’s directors and officers and a more complete description of the interests of Trimeris’ directors and officers in the proposed transaction will be available in the joint proxy statement/prospectus that will be filed by Trimeris with the SEC in connection with the proposed transaction.

Cautionary Note Regarding Forward-Looking Statements

Statements in this press release regarding the proposed transaction between Trimeris and Synageva; the expected timetable for completing the transaction; the combined company’s cash; the potential value created by the proposed merger for Trimeris’ and Synageva’s stockholders; the potential of the combined companies’ technology platform, pipeline products in development, business development and commercialization opportunities and financial foundation; the combined company’s management and board of directors; the efficacy, safety, and intended utilization of Synageva’s product candidates; the conduct, size, timing and results of discovery efforts and clinical trials; plans regarding regulatory filings, future research and clinical trials; plans regarding current and future collaborative activities and the ownership of commercial rights; future FUZEON royalty streams, and any other statements about Trimeris’ or Synageva’s management teams’ future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “could,” “anticipates,” “expects,” “estimates,” “plans,” “should,” “target,” “will,” “would” and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the risk that Trimeris and Synageva may not be able to complete the proposed transaction; the risk that Synageva’s product candidates do not demonstrate safety and/or efficacy in clinical trials; the risks associated with reliance on collaborative partners; risks involved with development and commercialization of product candidates; the risk that Trimeris’ net cash at closing will be lower than currently anticipated; risks relating to the combined company’s ability to obtain the substantial additional funding required to conduct its development and commercialization activities; the potential inability of the combined company to obtain, maintain and enforce patent and other intellectual property protection for its products, discoveries and drug candidates; and other risks and uncertainties more fully described in Trimeris’ Annual Report on Form 10-K for the year ended December 31, 2010 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, each as filed with the SEC, as well as the other filings that Trimeris makes with the SEC. Investors and stockholders are also urged to read the risk factors set forth in the joint proxy statement/prospectus carefully when they are available.

In addition, the statements in this press release reflect our expectations and beliefs as of the date of this release. We anticipate that subsequent events and developments will cause our expectations and beliefs to change. However, while we may elect to update these forward-looking statements publicly at some point in the future, we specifically disclaim any obligation to do so, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date after the date of this release.

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